    As filed with the Securities and Exchange Commission on March 1, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               -------------------

                        MEDICAL TECHNOLOGY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                   59-2740462
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

12920 Automobile Boulevard, Clearwater, Florida                          33762
  (Address of Principal Executive Office)                             (Zip Code)


                        MEDICAL TECHNOLOGY SYSTEMS, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------

                                 Todd E. Siegel
                        Medical Technology Systems, Inc.
                           12920 Automobile Boulevard
                            Clearwater, Florida 33762
                     (Name and address of agent for service)
                                 (727) 576-6311
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             Robert J. Grammig, Esq.
                              Holland & Knight LLP
                             400 North Ashley Drive
                                   Suite 2300
                              Tampa, Florida 33602
                                 (813) 227-8500

     If any of the securities being registered on this Form are to be offered on delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------- ------------------ ---------------- ----------------- -------------
                                                                                       Proposed
                  Title of                          Amount           Proposed          Maximum        Amount of
                 Securities                          to be            Maximum         Aggregate      registration
              to be registered                   Registered(1)    Offering price       Offering          fee
                                                                    per unit(2)        price(2)
---------------------------------------------- ------------------ ---------------- ----------------- -------------
Common stock, par value $0.01 per share
reserved under Medical Technology Systems,         1,500,000         $1.78            $2,670,000      $667.50
Inc. 1997 Stock Option Plan
---------------------------------------------- ------------------ ---------------- ----------------- -------------

(1)The provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement and the number of shares registered on this Registration Statement shall increase or decrease as a result of stock splits, stock dividends or similar transactions.

(2)Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of common stock of the registrant as reported on the OTC Bulletin Board on February 27, 2001.

================================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Registrant, Medical Technology Systems, Inc., a Delaware corporation, are incorporated by reference in this Registration Statement;

     (a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 2000 (including information specifically incorporated by reference into the Company's Form 10-K from the Company's definitive Proxy Statement).

     (b)  The Registrant's Current Report on Form 8-K filed on July 17, 2000.

     (c)  The  Registrant's  Quarterly  Report on Form  10-Q  filed on August 9,
          2000.

     (d)  The  Registrant's  Quarterly  Report on Form 10-Q filed on November 7,
          2000.

     (e) The Registrant's Amended Quarterly Report on Form 10-Q/A filed on December 1, 2000.

     (f)  The  Registrant's  Quarterly  Report on Form 10-Q filed on February 6,
          2001.

     (g) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

     Our common stock is listed on the OTC Bulletin Board under the symbol "MDTY." Each holder of our common stock is entitled to one vote for each share held. Stockholders do not have the right to cumulate their votes in elections of directors. Accordingly, holders of a majority of the issued and outstanding common stock have the right to elect all of our directors and otherwise control us, subject to any voting rights of the then outstanding preferred stock, if any. Holders of our common stock will be entitled to dividends on a pro rata basis upon declaration of dividends by our board of directors, out of funds legally available for the payment of dividends. Upon our liquidation, holders of our common stock will be entitled to a pro rata distribution of our assets, after payment of all amounts owed to our creditors, and subject to any preferential amount payable to holders of our preferred stock, if any. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are also no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "GCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amount paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation.

     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify its officers and directors to the fullest extent permitted under the GCL.

     The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above, and has entered into individual indemnification agreements with its directors and officers regarding the same. These agreements require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions that were illegal, fraudulent, dishonest, or willful misconduct), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified (subject to certain conditions), and to obtain liability insurance for any director with terms of insurance no less favorable than those provided to any other director of the Registrant, and for any officer with terms of insurance no less favorable than those provided to any other officer of the Registrant. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. The Registrant believes that its Articles of Incorporation, Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

     4.1  Medical Technology Systems, Inc. 1997 Stock Option Plan.

     5.1  Opinion of Holland & Knight LLP re: legality of the Common Stock.

     23.1 Consent of Holland & Knight LLP (included in Exhibit 5.1).

     23.2 Independent Auditors' Consent.

     24.1 Powers of Attorney (included on signature page).


ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Medical Technology Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on February 27, 2001.

                                              MEDICAL TECHNOLOGY SYSTEMS, INC.


                                              By:/s/Todd E. Siegel
                                                 _____________________________
                                                 TODD E. SIEGEL
                                                 CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

     KNOWN TO ALL PERSONS BY THESE PRESENTS, we, the undersigned officers and directors of Medical Technology Systems, Inc., hereby severally constitute and appoint Todd E. Siegel and Michael P. Conroy, each acting alone as an attorney-in-fact with the full power of substitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or either of their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                         Title                        Date
----------------------  -------------------------------------  -----------------


 /s/Todd E. Siegel      Chairman of the Board of Directors,    February 27, 2001
 ---------------------  President and Chief Executive Officer
  TODD E. SIEGEL


 /s/David W. Kazarian   Director                               February 27, 2001
 ---------------------
 DAVID W. KAZARIAN


 /s/Michael P. Conroy   Director, Chief Financial Officer      February 27, 2001
 ---------------------  and Vice President
 MICHAEL P. CONROY


 /s/John Stanton        Director and Vice Chairman of the      February 27, 2001
----------------------  Board of Directors
 JOHN STANTON


 /s/Mark J. Connolly    Principal Accounting Officer           February 27, 2001
----------------------  and Controller
 MARK J. CONNOLLY

                                INDEX OF EXHIBITS

     4.1 Medical Technology Systems, Inc. 1997 Stock Option Plan.

     5.1 Opinion of Holland & Knight LLP re legality of the Common Stock.

     23.1 Consent of Holland & Knight LLP (included in Exhibit 5.1).

     23.2 Independent Auditors' Consent.

     24.1 Powers of Attorney (included on signature page).

-----------------------